EXHIBIT 99.1
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MEMORANDUM                    PITNEY BOWES INC.                     STAMFORD, CT


DATE:       May 14, 2004

TO:         Directors and Executive Officers

FROM:       Corporate Secretary

SUBJECT:    Blackout Notice 401(k) Conversion
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The Pitney Bowes 401(k) Plan and the Pitney Bowes Management Services 401(k)
Plan (together the "401(k) Plan") will be changing recordkeepers from Merrill Lynch to T. Rowe Price. The conversion will require that a blackout period be imposed on 401(k) Plan participants' ability to access their funds or to change investment options, including the ability to diversify Pitney Bowes Inc. (the "Company") stock and other assets credited to their accounts, from June 22 through July 6, 2004.

Consequently, as a Director or Executive Officer of the Company, subject to the restrictions imposed by Section 306(a) of the Sarbanes-Oxley Act of 2002 (the "Act"), you will be prohibited from engaging in certain transactions involving Company securities during the 401(k) Plan "blackout" period. This notice, mandated by the Act, informs you of the rules imposed by the Act:

         1. The prohibition is imposed because, during the "Blackout Period" described in paragraph 4 below, participants in the 401(k) Plan will not be permitted to enter into transactions under the Plans with respect to Company securities because the Plans will be changing recordkeepers from Merrill Lynch to T. Rowe Price.

         2. You are prohibited from directly or indirectly purchasing, selling or otherwise acquiring or transferring any equity securities of the Company (or derivative securities of those equity securities, such as stock options) during the Blackout Period described in paragraph 4 below. The prohibition on transactions by you applies both to amounts, if any, you may have invested in the Company stock fund under the Plans and to Company securities that you hold outside of the Plans that were acquired in connection with your service or employment as a director or executive officer, as described in more detail in paragraph 3 below. This prohibition also applies to any direct or indirect pecuniary interest you may have in such securities, such as Company stock held by immediate family members living with you, or held in trust, or by controlled partnerships or corporations. The prohibition on purchases, sales and other transactions does not apply to trades made pursuant to Rule 10b5-1 trading plans, provided that you did not enter into or modify the trading plan during the Blackout Period. (There also are certain narrow exceptions for DRIPs, certain automatic non-discretionary transactions within employee benefit plans (but not the 401(k) Plan), automatic formula grant programs, and exchanges by operation of law in connection with a merger or acquisition.)

         3. The prohibition on sales and other transfers described in paragraph 2 above applies only to equity securities of the Company (and derivatives of such securities) that you have acquired in connection with your service or employment as a director or executive officer of the Company. It is important to note that any such security you sell or otherwise transfer will be automatically treated as acquired in connection with your service or employment unless you establish that the securities were acquired from another source and this identification is consistent with your treatment of the securities for tax purposes and all other disclosure and reporting requirements.

         4. Participants in the Plans generally will be prohibited from engaging in certain transactions with respect to the Plans beginning on June 16, 2004. However, the "Blackout Period" for purposes of this memorandum begins at 3:00 p.m. Eastern time on June 22, 2004, which is when participants in the Plans will no longer be permitted to engage in any transactions involving Company stock. The Blackout Period currently is expected to end at 9:00 a.m. Eastern time on July 6, 2004. You will be informed if the timing of the Blackout Period changes.

         5. If you have any questions about this memorandum and the possible Blackout Period under the Plans that may cause a concurrent blackout period to apply to you, please contact me.



Amy C. Corn